UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018 (August 10, 2018)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 266-8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2018, Catalyst Biosciences, Inc., a Delaware corporation (the “Company”) entered into an amendment (the “Lease Amendment”) to the existing office lease agreement (the “Original Lease Agreement”) with BXP 611 Gateway Center LP, a Delaware limited partnership (the “Landlord”) to lease an additional approximately 4,626 rentable square feet of space located on the seventh (7th) floor of 611 Gateway Boulevard, South San Francisco, California (the “Expanded Premises”).

The currently leased premises (the “Existing Premises”) will be increased to include the Expanded Premises (collectively referred to as the “Premises”) effective as of the earlier to occur of (i) the date upon which the Company commences to conduct business in the Expanded Premises and (ii) the later of (a) November 1, 2018 and (b) the completion of certain construction improvement projects on the Expanded Premises, as described in the Lease Amendment (the “Expansion Commencement Date”). The term of the Company’s lease of the Expanded Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall be coterminous with the Original Lease Agreement on April 30, 2023 (“the Lease Term”).

Base rent (the “Base Rent”) for the Expanded Premises if the Expansion Commencement Date is on or prior to February 28, 2019 is approximately $191,516 (or $197,262 if the Expansion Commencement Date is after February 28, 2019), with an increase in annual base rent of approximately 3% in each subsequent year of the Lease Term. In addition to the Base Rent, the Company shall continue pay a share of the annual Building Direct Expenses (as defined in the Lease Agreement) and Capital Expenses (as defined in the Lease Agreement); provided that for purposes of calculating the Building Direct Expenses and Capital Expenses, the Company’s share shall equal 1.7766% and the Base Year (as defined in the Lease Agreement) shall be calendar year 2018. The Lease Amendment also provides a tenant improvement allowance in the amount of $208,170.

The above description of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 15, 2018, the Company issued a press release announcing updated interim data from the Company’s ongoing Phase 2/3 study of marzeptacog alfa (activated) in individuals with hemophilia A or B with inhibitors, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Office Lease, dated as of August 9, 2018, by and between BXP 611 Gateway Center, LP and the Company.

99.1	Press Release dated August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: August 15, 2018	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer